Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Reports Second Quarter 2009 Financial Results;

Luna Continues Listing on NASDAQ

Revenues decline by $1.2 million compared to second quarter 2008

Net loss increases by $0.6 million;

(ROANOKE, VA, Sept. 9, 2009) – Luna Innovations Incorporated (NASDAQ: LUNA), a company focusing on sensing & instrumentation and pharmaceutical nanomedicines, today announced its financial results for the quarter ended June 30, 2009.

As compared to the same quarter last year, second quarter 2009 revenues decreased from $9.9 million to $8.7 million, gross profit decreased from $4.1 million to $3.3 million, and loss per share increased from $0.16 to $0.21. The increase in loss per share resulted from lower product sales in addition to higher costs associated with continuing litigation activities, partially offset by improvements in other areas of operating expenses.

Kent Murphy, Chairman and Chief Executive Officer, provided this comment related to the second quarter results and the company’s decision to file for reorganization under Chapter 11 in July: “The slowdown in product sales that began in the fourth quarter of last year with the country’s overall economic decline continued to affect our product sales in the second quarter. While the costs of our ongoing litigation with Hansen Medical also continue to adversely impact our bottom-line results, we have made significant improvements in the efficiency of our operations and continue to conduct business in the ordinary course. Our costs associated with legal matters increased approximately $1 million, to $1.6 million, in the second quarter of 2009 compared with approximately $0.8 million in the second quarter of 2008. Excluding that increase in our legal costs, our operating expenses for the most recent quarter would have decreased by approximately $1 million compared to the same period last year. When we filed for reorganization in mid-July, our

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objective was to protect the interests of all of our stakeholders while trying to resolve our legal matters as quickly as possible. If we are able to emerge from Chapter 11 quickly and in accordance with the plan that we have filed with the court, we will be positioned for continued success into the future.”

The company also announced today that it received notice on September 8, 2009, that the Nasdaq Listing Qualifications Panel decided to transfer its common stock from the NASDAQ Global Market to the NASDAQ Capital Market and continue listing of its common stock. The company had previously received a delisting letter on July 17, 2009, and the company had appealed the proposed delisting to the Panel. The hearing on the appeal was held on August 27, 2009. The company’s continued listing is subject to several conditions, including its emergence from Chapter 11 reorganization by December 31, 2009.

Second Quarter Financial Highlights

•	Total revenues for the second quarter of 2009 decreased by $1.2 million to $8.7 million compared to $9.9 million during the second quarter of 2008.

•	Product and license revenues decreased $0.7 million to approximately $2.2 million in the second quarter of 2009 compared to $2.9 million in the second quarter of 2008.

•	Technology Development Division revenues decreased by $0.5 million as compared to the second quarter of 2008.

•	Gross profit for the second quarter of 2009 decreased to $3.3 million from $4.1 million for the corresponding period of 2008.

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•	Operating expenses decreased to $5.6 million in the second quarter of 2009 from $5.8 million during the second quarter of 2008, notwithstanding an increase in legal fees of approximately $1 million.

•	Net loss per share for the second quarter of 2009 was $0.21 per share, an increase from a loss per share of $0.16 for the second quarter of 2008.

•	Cash and cash equivalents decreased to $12.1 million at June 30, 2009, as compared to $13.2 million at March 31, 2009 and $15.5 million at December 31, 2008.

Second Quarter Business Highlights

Technology Development Division

•	Awarded $1.5 million corrosion test methods contract

•	Selected for negotiations in NREL’s Photovoltaic Technology Pre-Incubator Program

•

Demonstrated advanced material technologies in hydrophobic watershedding coatings for windshields and impact damage indicating paints during the Warrior 2009 demonstration sponsored by the Air Force Research Laboratory (AFRL), which highlights promising new technologies in the field during actual military exercise scenarios

•

With the Mayo Clinic, published a paper in the international journal Annals of Biomedical Engineering discussing a next-generation fiber optic pressure microsensor that improves size and performance over previous generation sensors

Pharmaceuticals / Nanomedicine

•	Published a paper titled “Fullerene nanomaterials potentiate hair growth“ in the international, peer-reviewed journal Nanomedicine: Nanotechnology, Biology, and Medicine (NBM)

Instrumentation, Test & Measurement

LUNA INNOVATIONS INCORPORATED	Luna Q209 Earnings, Page 4

•

Launched our distributed sensing system with potential application in areas such as structural health monitoring of carbon fiber reinforced materials of new aircraft, aviation electronic systems and sink hole monitoring systems for railways

Outlook for Remainder of 2009

Given the uncertainties associated with Luna’s Chapter 11 reorganization and the Hansen litigation, the company is unable to provide a reasonable projection for its expected results of operations for the remainder of 2009 at this time.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results for the second quarter of 2009. The call can be accessed by dialing 1.866.314.4865 domestically or 1.617.213.8050 internationally prior to the start of the call. The access code is 77289631. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, http://www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. Our products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward Looking Statements:

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding, but not limited to (i) Luna’s intention to

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continue to serve its customers’ needs; (ii) improvements in operating efficiencies; (iii) the company’s position if it can emerge from Chapter 11 quickly under its filed plan of reorganization; (iv) demonstration of material technologies; and (v) the potential expansion of applications for the company’s distributing sensing technology. The company attempts, whenever possible, to identify forward-looking statements by words such as “intends,” “will,” “plans,” “anticipates,” “expects,” “may,” “estimates,” “believes,” “should,” “projects,” or “continue,” or the negative of those words and other comparable words. Similarly, statements that describe the company’s business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. Actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the company’s control. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to risks inherent in current or future litigation proceedings, particularly with respect to Hansen Medical, Inc.; the company’s inability to continue to operate its business in the normal course; whether the company can emerge from Chapter 11 reorganization in the near future; and difficulties with the application of the company’s technologies. Additional factors that may affect the future results of the company are set forth in the company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov , and at the company’s website at http://www.lunainnovations.com. These risk factors are updated from time to time through the filing of periodic reports with the SEC. The statements made in this press release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements herein after the date of this press release.

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LUNA INNOVATIONS INCORPORATED	Luna Q209 Earnings, Page 6

Luna Innovations Incorporated Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Contract research revenues	$6,446,971	$6,947,276	$13,329,343	$13,549,023
Product and license revenues	2,214,808	2,931,027	3,825,991	5,249,203

Total revenues	8,661,779	9,878,303	17,155,334	18,798,226
Cost of revenues:
Contract research costs	4,271,252	4,382,001	9,169,008	8,575,648
Product and license costs	1,048,249	1,427,553	1,926,850	2,769,232

Total cost of revenues	5,319,501	5,809,554	11,095,858	11,344,880

Gross profit	3,342,278	4,068,749	6,059,476	7,453,346

Operating expense:
Selling, general, and administrative	4,907,564	4,899,559	9,142,073	9,455,192
Research, development, and engineering	684,755	934,111	1,681,475	1,638,910
Litigation reserve	—	—	36,303,643	—
	—	—	1,310,598	—

Operating expense	5,592,319	5,833,670	48,437,789	11,094,102

Operating loss	(2,250,041)	(1,764,921)	(42,378,313)	(3,640,756)

Other expense
Other	(17,244)	—	(18,167)	—
Interest expense, net	(139,875)	(33,576)	(298,864)	(9,689)

Total other income	(157,119)	(33,576)	(317,031)	(9,689)

Loss before income taxes	(2,407,160)	(1,798,497)	(42,695,344)	(3,650,445)
Income tax expense	—	—	600,000	—

Net loss	$(2,407,160)	$(1,798,497)	$(43,295,344)	$(3,650,445)

Net loss per share:
Basic	$(0.21)	$(0.16)	$(3.87)	$(0.34)

Diluted	$(0.21)	$(0.16)	$(3.87)	$(0.34)

Weighted average shares:
Basic	11,207,021	10,935,370	11,184,348	10,858,367

Diluted	11,207,021	10,935,370	11,184,348	10,858,367

LUNA INNOVATIONS INCORPORATED	Luna Q209 Earnings, Page 7

Luna Innovations Incorporated Consolidated Balance Sheets

	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$12,110,258	$15,518,960
Accounts receivable, net	6,879,920	7,332,034
Refundable income taxes	98,092	98,092
Inventory	2,851,581	2,828,991
Other current assets	418,980	342,598

Total current assets	22,358,831	26,120,675
Property and equipment, net	4,710,871	5,363,957
Intangible assets, net	175,862	1,813,643
Deferred tax asset	—	600,000
Other assets	101,981	118,292

Total assets	$27,347,545	$34,016,567

Liabilities and stockholders’ equity
Current liabilities
Current portion of capital lease obligation	$11,782	$17,396
Current portion of long-term debt obligation	4,285,715	1,428,572
Accounts payable	1,778,275	2,667,192
Accrued liabilities	5,491,100	5,161,308
Litigation reserve	36,303,643	—
Deferred credits	1,866,249	1,854,282

Total current liabilities	49,736,764	11,128,750

Long-term debt obligation	5,000,000	8,571,428

Total liabilities	54,736,764	19,700,178

Stockholders’ equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.001, 100,000,000 shares authorized, 11,209,836 and 11,137,882 shares issued and outstanding	11,209	11,138
Additional paid-in capital	39,550,593	37,960,928
Accumulated deficit	(66,951,021)	(23,655,677)

Total stockholders’ equity	(27,389,219)	14,316,389

Total liabilities and stockholders’ equity	$27,347,545	$34,016,567

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Luna Innovations Incorporated Consolidated Statements of Cash Flows

	Six months ended June 30,
	2009	2008
	(unaudited)	(unaudited)
Cash flows used in operating activities
Net loss	$(43,295,344)	$(3,650,445)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,142,846	958,953
Impairment of intangible assets	1,310,598	—
Share-based compensation	1,569,043	1,422,902
Deferred tax expense	600,000	—
Change in assets and liabilities:
Accounts receivable	452,114	1,220,259
Refundable income taxes	—	5,401
Inventory	(22,590)	(605,471)
Other assets	(60,071)	(160,362)
Litigation reserve	36,303,643	—
Accounts payable and accrued expenses	(559,125)	138,964
Deferred credits	11,967	(297,695)

Net cash used in operating activities	(2,546,919)	(967,494)

Cash flows used in investing activities
Acquisition of property and equipment	(41,445)	(552,355)
Intangible property costs	(121,132)	(291,452)

Net cash used in investing activities	(162,577)	(843,807)

Cash flows from financing activities
Proceeds from/ (Payments on) debt obligations	(714,285)	4,928,150
Payments on capital lease obligations	(5,614)	(16,517)
Proceeds from the exercise of options and warrants	20,693	105,362

Net cash used in financing activities	(699,206)	5,016,995

Net change in cash	(3,408,702)	3,205,694
Cash—beginning of period	15,518,960	12,046,945

Cash—end of period	$12,110,258	$15,252,639

LUNA INNOVATIONS INCORPORATED	Luna Q209 Earnings, Page 9

Luna Innovations Incorporated Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

Luna Innovations Incorporated

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net Loss	$(2,407,160)	$(1,798,497)	$(43,295,344)	$(3,650,445)

Interest	139,875	33,576	298,864	9,689
Taxes	—	—	600,000	—
Depreciation and amortization	523,058	477,121	1,142,846	958,953

EBITDA	(1,744,227)	(1,287,800)	(41,253,634)	(2,681,803)

Share based compensation	779,532	663,260	1,569,043	1,422,902
Litigation reserve	—	—	36,303,643	—
Impairment of intangible assets	—	—	1,310,598	—

Adjusted EBITDA	$(964,695)	$(624,540)	$(2,070,350)	$(1,258,901)

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone:1.540.769.8400

Email: IR@lunainnovations.com

Media Contact:

Karin Clark

Luna Innovations Incorporated

Phone:1.540.769.8400

Email: kclark@lunainnovations.com